Exhibit 10.7

Execution Version

CONSENT

THIS CONSENT, dated as of November 19, 2012 (this “Consent”), is among Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (“APC”), Atlantic Power Generation, Inc., a Delaware corporation (“APG”) and Atlantic Power Transmission, Inc., a Delaware corporation (“APT”, together with APG and APC, each individually a “Borrower” and collectively, the “Borrowers”), the Lenders signatory hereto and Bank of Montreal, in its capacity as administrative agent (“Administrative Agent”) under the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrowers, the Administrative Agent, and the lenders from time to time party thereto (each a “Lender”) are parties to that certain Amended and Restated Credit Agreement, dated as of November 4, 2011 (as amended, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, APC and its Subsidiaries have requested that, in connection with (a) a potential sale by Teton East Coast Generation, LLC and its Subsidiaries of 100% of the Capital Stock or substantially all of the assets of Lake Cogen, Ltd.  (the “Lake Sale”) and/or (b) a potential sale by Harbor Capital Holdings, LLC and its Subsidiaries of 100% of the Capital Stock or substantially all of the assets of Auburndale Power Partners, LP  (the “Auburndale Sale”), that the Lenders consent to waive the requirement that any Consolidated EBITDA attributable to property sold in a Material Disposition be excluded from the determination of Consolidated EBITDA for each applicable Reference Period with respect to each such potential sale (the “Material Disposition Consent”); and

WHEREAS, in connection with the requests related to the Material Disposition Consent, the Borrowers, the Administrative Agent and the Required Lenders have agreed to the following consents as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, terms used in this Consent, including its preamble and recitals, shall have the meanings provided in the Credit Agreement.

2.             CONSENT.  Subject to the satisfaction of the conditions set forth in Section 4 of this Consent, the Required Lenders hereby agree as follows:

2.1.         subject to the other terms and provisions of this Consent, the Administrative Agent and the Required Lenders hereby consent to waive the requirement that the Consolidated EBITDA attributable to property sold in connection with the Lake Sale and the Auburndale Sale, in each case, solely to the extent such potential Dispositions are actually consummated (collectively, the “Material Restricted Dispositions”), be excluded from the determination of Consolidated EBITDA for each applicable Reference Period to the extent such

Dispositions constitute a Material Disposition; provided that with respect to each of the Lake Sale and the Auburndale Sale, (a) the Required Lenders, as applicable, have consented to the consummation of such Material Restricted Disposition, in each case, in each such Lender’s sole discretion, (b) such Material Restricted Disposition is consummated prior to June 30, 2013, (c) the Net Proceeds of such Material Restricted Disposition shall be applied (x) first, to the extent of such Net Proceeds, to repay the Canadian Hills Bridge Loan (as defined in the Third Amendment) to the extent the same has not previously been Paid in Full (as defined in the Third Amendment), and (y) following the repayment in full of the Canadian Hills Bridge Loan, to the extent of such Net Proceeds, if any, next to repay all other Loans outstanding on the date a Material Restricted Disposition is consummated, in each case, within 3 Business Days of the consummation of such Material Restricted Disposition, and (d) no Default or Event of Default has occurred and is continuing or would result from the consummation of any such Material Restricted Disposition ; and

2.2.         the consents as set forth in this Section 2 are limited to the extent described herein and shall not be construed to be a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, in each case, other than as set forth herein.

3.             REPRESENTATIONS AND WARRANTIES AND COVENANTS. In order to induce each of the Lenders and the Administrative Agent to enter into this Consent, each Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement, except (i) to the extent any such representation and warranty relates solely to an earlier date and (ii) to the extent any facts included in such representation and warranty (including any Schedules related thereto) have changed in accordance with the terms of the Credit Agreement or this Consent, and additionally represents and warrants and covenants and agrees as follows:

3.1.         Existence and Standing.  Such Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

3.2.         No Conflict; Government Consent.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Borrower, is required to be obtained in connection with the execution, delivery or performance of this Consent and the Credit Agreement, or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization,

2

validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

3.3.         Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by such Borrower of this Consent (and the transactions consented to and contemplated hereunder) are within the corporate powers of such Borrower, have been duly authorized by all necessary corporate action, and do not (a) contravene such Borrower’s Organization Documents, including, without limitation, its articles or certificate of incorporation, bylaws or other similar Organization Documents (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect), (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any Properties (each as defined in the Credit Agreement) of such Borrower (except as such, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (d) contravene, result in or cause a breach of, or a default under, any material contract, promissory note, indenture or other similar agreement or instrument to which such Borrower or any Loan Party is a party or an obligor (except as such, in the aggregate could not reasonably be expected to have a Material Adverse Effect).

3.4.         Validity, etc.  This Consent constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms except as such enforceability is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

4.             CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS CONSENT.  This Consent, including the consent set forth in Section 2, shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent.

4.1.         The Administrative Agent shall have received counterparts of this Consent executed and delivered on behalf of the Borrowers, the Administrative Agent and Lenders constituting the Required Lenders.

4.2.         The Administrative Agent shall have received such other agreements, certificates and other information as the Administrative Agent reasonably requires in advance in writing.

5.             GOVERNING LAW, SEVERABILITY, ETC.  THIS CONSENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW.  Whenever possible each provision of this Consent shall be interpreted in such manner as to be effective and valid under

3

applicable law, but if any provision of this Consent shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Consent.

6.             RELEASE OF CLAIMS.  Each of the Borrowers, for itself and on behalf of its legal representatives, successors, and assigns, hereby (a) expressly waives, releases, and relinquishes the Administrative Agent and each of the Lenders from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that any of the Borrowers has asserted, or might assert, against the Administrative Agent or the Lenders with respect to the Obligations, the Credit Agreement (including as amended by this Consent), and any other Loan Document, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof, and (b) expressly covenants and agrees never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Administrative Agent or the Lenders by reason of or in connection with any of the foregoing matters, claims, or causes of action which have arisen on or before the date hereof.

7.             MISCELLANEOUS.

7.1.         Successors and Assigns.  This Consent shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.2.         Counterparts.  This Consent may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.3.         NO ORAL AGREEMENTS.  THIS WRITTEN CONSENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

4

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

ATLANTIC POWER CORPORATION

By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer & Corporate Secretary

ATLANTIC POWER GENERATION, INC.,
ATLANTIC POWER TRANSMISSION, INC.,

By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Vice President of each of the entities listed above

Consent (EBITDA Adjustment Waiver)

BANK OF MONTREAL, as Administrative Agent, an L/C Issuer and as a Lender

By:	/s/ Jeff Currie
Name:	Jeff Currie
Title:	Vice President

Consent (EBITDA Adjustment Waiver)

UNION BANK CANADA BRANCH, as a Lender

By:	/s/ Anne Collins
Name:	Anne Collins
Title:	Vice President

UNION BANK, N.A., as a Lender

By:	/s/ Jonathan L. Bigalow
Name:	Jonathan L. Bigalow
Title:	Vice President

Consent (EBITDA Adjustment Waiver)

THE TORONTO-DOMINION BANK, as an L/C Issuer and as a Lender

By:	/s/ Rahim Kabani
Name:	Rahim Kabani
Title:	Vice President

By:	/s/ Tom Minos
Name:	Tom Minos
Title:	Vice President & Director

TORONTO DOMINION (NEW YORK) LLC, as an L/C Issuer and as a Lender

By:	/s/ Bebi Yasin
Name:	Bebi Yasin
Title:	Authorized Signatory

Consent (EBITDA Adjustment Waiver)

MORGAN STANLEY BANK, N.A., as an L/C Issuer and as a Lender

By:	/s/ John Durland
Name:	John Durland
Title:	Authorized Signatory

Consent (EBITDA Adjustment Waiver)